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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the headings "Selected Financial Information" and "Experts" in the Registration Statement (Form S-3
No. 333-     ) and related Prospectus of SAFECO Corporation and to the
incorporation by reference therein of our report dated February 14, 1997, with respect to the consolidated financial statements of SAFECO Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedules included in the Annual Report, filed with the Securities and Exchange Commission, and to the incorporation by reference therein of our report dated January 28, 1997 with respect to the consolidated financial statements and schedules of American States Financial Corporation and subsidiaries included in its Annual Report (Form 10-K, Form 10-K/A(1) and Form 10-K/A(2)) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Seattle, Washington
August 19, 1997